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                               SECURITY AGREEMENT
                       ALL PERSONAL PROPERTY AND FIXTURES
                                BORROWER GRANTOR

This Agreement is executed and delivered at Dayton, Ohio as of this 20th day of November, 1996 by Paravant Computer Systems, Inc ('Grantor'), whose mailing address is 780 S Apollo Blvd Ste 1, Melbourne FL 32901-1423, to National City Bank of Dayton ('Bank'), a national banking association having its banking office at 6 N Main St, Dayton, Ohio 45412-2790.

1. Grant of Interest. To secure the prompt payment in full of the Subject Debt as and when the respective parts thereof become due, whether by lapse of time, by acceleration of maturity, or otherwise, Grantor hereby grants Bank a security interest in the Collateral. As to Collateral not now in existence or in which Grantor does not presently have any rights, Bank's security interest shall automatically attach thereto immediately when the same comes into existence and Grantor acquires any rights therein, in each case without the making or doing of any further or other act or thing. 'Collateral' means, collectively, all Inventory, all Accounts, all Chattel Paper, all Documents, all Equipment, including, without limitation, any Equipment described in Exhibit A (the 'Supplemental Schedule'), if any, to this Agreement, all fixtures, including, without limitation, any fixtures described in the Supplemental Schedule, if any, all General Intangibles, all Instruments, all Receivables, and all Uncertificated securities in which Grantor now has or hereafter acquires any rights, and all replacements and substitutions therefor and additions and accessions thereto, all property (except any consumer goods), tangible or intangible, in which Grantor now has or hereafter acquires any rights and which now or hereafter is in Bank's control (by document of title or otherwise) or possession or is owed by Bank to Grantor, including, without limitation, the cash collateral account described in subsection 6.5, replacements and substitutions for, and all additions and accessions to, all or any part of the property hereinbefore described, all Products of all or any part of the goods hereinbefore described, and all Proceeds of all or any part of the property, including, without limitation, Products, hereinbefore described.

2.  Definitions. As  used in  this Agreement,  except where  the context clearly requires otherwise, 'Account' means any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance, and includes, without limitation, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract; 'Account Debtor' means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of a Receivable or any part thereof and includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Account Debtor or otherwise assure Grantor against loss on any Receivable in which Borrower now has or hereafter acquires any rights; 'Affiliate' means, when used with reference to any Person (the 'subject'), a Person that is in control of, under the control of, or under common control with, the subject, the term 'control' meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; 'Agreement' means this Security Agreement (including, without limitation, each amendment, if any, hereto) 'Bank Debt' means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; 'Chattel Paper' means a writing or writings (other than a charter or other contract involving the use or hire of a vessel) which evidence both a monetary obligation and a security interest in or a lease of specific goods, and, when a transaction is evidenced both by such a security agreement or lease and by an Instrument or series of Instruments, the group of writings taken together constitutes Chattel Paper; 'Debt' means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; 'Default' means (a) the nonpayment of the Subject Debt or any part thereof when due or (b) the occurrence or existence of any event, condition, or other thing (other than any event, condition, or other thing which would constitute a 'Default' pursuant to the next preceding clause (a)) which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) Bank the right to accelerate or which automatically accelerates the maturity of any of the Subject Debt; 'Document' means (a) a document that purports to be issued by or addressed to a bailee and that purports to cover goods that are in the bailee's possession that are either identified or fungible portions of an identified mass, and includes a bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of goods, and any other document that in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the goods it covers or (b) a receipt issued by the owner of goods including distilled spirits or agricultural commodities that are stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of a warehouse receipt; 'Equipment' means goods that (a) are used or bought for use primarily in business, including, without limitation, farming or a profession, or by a Person who is a non-profit organization or a governmental subdivision or agency or (b) are not Inventory, farm products, or consumer goods; 'General Intangible' means any personal property, including things in action, other than goods, Accounts, Chattel Paper, Documents, Instruments, and money; 'Instrument' means a negotiable instrument, or a certificated security, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement or assignment; 'Inventory' means goods that are held by a person who holds them for sale or lease or to be furnished under contracts

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of service  or  if that  Person  has  so furnished  them,  or if  they  are  raw materials, work in process, or materials used or consumed in a business, except that Inventory does not include Equipment; 'Obligor' means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Grantor and (in addition to Grantor)
includes,   without  limitation,  co-makers,  indorsers,  guarantors,  pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss; 'Person' means an individual or entity of any kind, including,
without  limitation,   any  association,   company,  cooperative,   corporation,
partnership, trust, governmental body, or any other form or kind of entity; 'Prime Rate' means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called 'prime rate' or 'base rate' thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; 'Proceeds' means whatever is received or receivable upon sale, exchange, collection, or other disposition of any property or Proceeds, whether directly or indirectly, and includes, without limitation, the proceeds of any casualty, liability, or title insurance relating to any such property and any goods or other property returned after any such sale, exchange, collection, or other disposition; 'Products' means property directly or indirectly resulting from any manufacturing, processing, assembling, or commingling of any goods', 'Receivable' means any claim for or right to payment, however arising, whether classified as an Account, a General Intangible, or otherwise, whether contingent or fixed, whether or not evidenced by any writing, and, if so evidenced, whether evidenced by Chattel Paper, one or more Instruments, or otherwise; 'Related Writing' means this Agreement and any indenture, note, guaranty, assignment,
mortgage,   security  agreement,  subordination   agreement,  notice,  financial
statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Grantor is issued, which evidences or secures all or any part of the Bank Debt of Grantor, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or an employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt or Grantor; 'Subject Debt' means, collectively, all Bank Debt created or incurred by Grantor; 'Uncertificated Security' means a share, participation, or other interest in property or the enterprise of the issuer or an obligation of the issuer which is (a) not represented by an instrument and the transfer of which is registered upon books maintained for that purpose by or on behalf of the issuer; (b) of a type commonly dealt in on securities exchanges or markets, and (c) either one of a class or series or by its terms divisible into a class or series of shares, participations, interests, or obligations; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

3. Representations and Warranties. Grantor represents and warrants to Bank as follows:

          3.1. Existence. Grantor is a corporation organized and in good standing under Florida law.
          3.2. Taxpayer Identification and Legal Name. Grantor's social security or federal taxpayer identification number is 592209179. Except as set forth in the Supplemental Schedule, if any, Grantor is not known among creditors by, and does not use or do business under, any name other than the name of Grantor first set forth above.

          3.3. Authority. Each Person, if any, executing and delivering this Agreement on behalf of Grantor or any other Person has been duly authorized to do so, and this Agreement is valid and enforceable against Grantor in accordance with its terms.

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3.4 Location of Chief Executive Office and Collateral. Grantor's chief executive office  is located  at 780  South Apollo  Blvd., Atrium  One, Melbourne, Florida
32901

Grantor keeps all of Grantor's records relating to the Collateral at Grantor's chief executive office. All goods in which Grantor has any rights are kept at Grantor's chief executive office, at the other locations, if any, described in the Supplemental Schedule, if any, to this Agreement, and, with respect to certain goods, at such other locations to which Grantor is entitled to move those goods pursuant to subsection 5.1.

3.5 Ownership. Grantor owns all of the Collateral described in the most recent financial statements furnished by Grantor to Bank or in which Grantor has thereafter acquired any rights absolutely free from any assignment, attachment, lease, license, mortgage, security interest, or other lien, and free from any other claim, right, or interest of any kind, except for any in favor of or consented to by Bank. No assignment, financing statement, or other writing
(except any evidencing any lien or interest expressly permitted by this Agreement) describing the Collateral or any part thereof is on file in any public office.

General Provisions Applicable to All Collateral. The provisions of this section 4 shall apply with respect to all types of Collateral:

4.1 Further Assurance. Grantor will, at Grantor's expense, make and do all such acts and things (including, without limitation, the delivery to Bank of any Chattel Paper, Document, Instrument, or other writing of any kind the possession of which perfects a security interest therein) as Bank may from time to time require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, its security interest. Without limiting the generality of the foregoing, Grantor will, at Grantor's expense, upon each request of Bank, (a) sign and file or permit Bank to file such financing statements and other writings as Bank may from time to time require and in such public offices as Bank may from time to time require, (b) comply with every other requirement deemed necessary by Bank for the perfection of its security interest, (c) execute and deliver such affidavits, assignments, financing statements, indorsements of specific items of Collateral, mortgages, powers of attorney, security agreements, and other writings, as Bank may from time to time require, each in form and substance satisfactory to Bank, and (d) cause all applicable certificates of title (in the case of any motor vehicle or other chattels in which Bank has been granted a security interest pursuant to this Agreement and which is subject to any certificate of title law) to be duly noted with Bank's security interest and to be deposited with Bank. Without diminishing or impairing any obligation of Grantor under this Agreement, a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement.

4.2 Notice. Grantor will give Bank

       (a) not less than seven (7) days' prior written notice of any change in Grantor's name, in the location of its chief executive office or in the location at which it keeps any records relating to the Collateral or any part thereof, or of any other change in circumstances which affects or may affect the continuing efficacy of any financing statement filed in respect of Bank's security interest or the continuing status of Bank's security interest as the first priority lien on the Collateral or any part thereof.

       (b) immediate written notice whenever any Person other than Grantor or Bank claims any lien or other right or interest of any kind in any of the Collateral, and

       (c) immediate written notice whenever Grantor acquires rights in any Collateral that is subject to (i) a treaty or statute of the United States which provides for national or international registration or a national or international certificate of title or which specifies a place of filing different from that specified in the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which Bank's banking office is located or (ii) a certificate of title statute of another jurisdiction under the law of which indication of a security interest is required as a condition of perfection.

4.3 Records. Grantor will at all times keep accurate and complete records of the Collateral. Bank (or one or more Persons selected by Bank) shall have the right at all reasonable times to examine, inspect, and make extracts from Grantor's books and records and to examine, appraise, and protect the Collateral.

4.4 Dispositions and Encumbrances. Grantor will not, without in each case obtaining Bank's consent,

   (a) sell or otherwise dispose of any Collateral or any interest therein, except if and to the extent that the sale or other disposition is expressly permitted by this Agreement or
   (b) suffer or permit any Collateral (i) to be or become subject to any assignment, lease, attachment, mortgage, security interest, or other lien, or any other claim, right, or interest of any kind, except for any in favor of or consented to by Bank or (ii) to be described in any mortgage, financing statement, or other writing, except any evidencing any lien or interest expressly permitted by this Agreement.

Special Provisions Applicable to Goods. The provisions of this section 5 shall apply with respect to all goods in which Bank has been granted a security interest pursuant to this Agreement.

5.1 Movement and Attachment to Real Property. Grantor will not suffer or permit any goods in which Bank has been granted a security interest pursuant to this Agreement to be moved from Grantor's chief executive office or the locations, if any, described in the Supplemental Schedule, if any, to this Agreement, as the location of the goods in question on the date hereof, except if and to the extent that the goods are either inventory being shipped to or from Grantor in the ordinary course of business or are mobile goods which are of a type normally used in more than one jurisdiction and are in fact so used by Grantor in the ordinary course of business. Grantor will not under any circumstances suffer or permit any goods in which Bank has been so granted a security interest to be or become a fixture without Bank's consent.

5.2 Maintenance of Goods, Taxes and Preservation Costs. Grantor will maintain in good condition all goods in which Bank has been granted a security interest pursuant to this Agreement, and will pay promptly all assessments, levies, taxes, and other charges pertaining thereto, and all repair, maintenance, and preservation costs in respect thereof. If Grantor does not do so, the, and in each such case, Bank shall have the right, at its option, to pay the same, and Grantor will, on Bank's demand, reimburse Bank for all amounts Bank so pays.


5.3 Insurance. Grantor will at all times keep all goods in which Bank has been granted as security interest under so-called 'cause of loss special form, policies of insurance issued by such companies and in such amounts (but in no case less than the greater of the full replacement value thereof or the amount necessary to prevent the operation of any applicable coinsurance policy shall be deemed to have been made without any representation or warranty of any kind, Grantor hereby assuming the burden of ensuring that each such issuer and each such amount is adequate for the protection of Grantor and all other Persons. Grantor will cause each policy of insurance covering any goods in which Bank has been granted a security interest pursuant to this Agreement to (a) require the insurer to give Bank written notice not less than thirty (30) days prior to any cancellation, expiration, modification, or non-renewal of the policy, (b) have attached thereto (i) a lender's loss payable endorsement in favor of Bank, entitling Bank to collect any and all proceeds payable under the policy and providing in effect that the rights and interests of Bank thereunder are independent of, and shall not be diminished or impaired by, any action, inaction, or breach of condition on the part of Grantor and (ii) a waiver of abrogation endorsement, and (c) be otherwise in form and substance satisfactory to Bank. Grantor will seasonably pay all premiums for the foregoing policies of insurance and will cause the issuer of each such policy to deliver an original counterpart thereof directly to Bank. Grantor hereby assigns to Bank any returned or unearned premiums due upon cancellation of any such insurance and directs insurer to pay to Bank all amounts so due. All or any portion of amounts received by Bank in payment of insurance losses or returned or unearned premiums may, at Bank's option, be applied to the Subject Debt (with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable) or to the repair, replacement, or restoration of the goods insured. Grantor hereby irrevocably appoints Bank as Grantor's attorney-in-fact to adjust all insurance losses, to sign all applications, receipts, releases, and other writings necessary to collect any such loss and any returned or unearned premiums, to execute proofs of loss, to make settlements, to indorse and collect any check or other item payable to Grantor issued in connection therewith, and to apply the same to payment of the Subject Debt as hereinbefore provided. If Grantor does not maintain insurance pursuant to this subsection, then, and in each such case, Bank shall have the right to obtain such insurance or obtain insurance covering only Bank's interest, and, if Bank elects to do either, Grantor will, on Bank's demand, reimburse Bank for all amounts Bank expends in doing so.

4 Acquisition and Disposition of Inventory. Grantor will not

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    (a)  sell or other wise dispose of any  inventory, except that so long as no
    Default exists, Grantor shall have the right, in the ordinary course of business but not otherwise, to process and sell inventory for customary prices, provided, that Grantor shall immediately deposit the proceeds of each such sale to the cash collateral account, if any then exists, pursuant to subsection 6.5, or, if none then exists, to the credit of Grantor's general checking account with Bank or

    (b) permit any goods in which Bank has been granted a security interest pursuant to this Agreement to be evidenced by any warehouse receipt or other document of title (other than any bill of lading or similar Document covering inventory that has been sold in accordance with this section) or by any lease, conditional sale agreement, or other Chattel Paper of any kind.

     6.  Special  Provisions Applicable  to Receivables.  The provisions of this section 6 shall apply with respect to all Receivables in which Bank has been granted a security interest pursuant to this Agreement:

         6.1 Notice: Government Receivables; Non-Accounts. Grantor will give Bank immediate written notice whenever any Receivable (a) arises out of a contract with or order from the United States of America or any department, agency, instrumentality, or political subdivision thereof or (b) does not take the form of an Account or is evidenced in whole or in part by Chattel Paper or any instrument.

         6.2 Collection of Receivables by Grantor. Subject to the provisions of subsection 6.3. Grantor will collect the Receivables in the ordinary course of business for the benefit of both Bank and Grantor at no cost or expense to Bank. Until any Default shall have occurred and thereafter unless and until Bank shall have advised Grantor to the contrary, Grantor shall have the right in the ordinary course of business, to grant such waivers and consents to, enter into such compromises with, and otherwise deal with the Account Debtors in respect of the Receivables as Grantor in good faith may from time to time deem advisable.

         6.3 Direct Payment to Bank or Lockbox. Bank shall have the right, (a) in the event of any Default, to instruct the Account Debtors, at Grantor's expense, to thereafter make their payments in respect of the Receivables directly to Bank and (b) in any event, by giving prior notice to Grantor, from time to time to require Grantor to instruct the Account Debtors thereafter to mail their payments to a post office lockbox which Bank shall maintain at Grantor's expense and to which only Bank shall have access. Following Bank's exercise of either such right, Grantor will not, without in each case first obtaining Bank's consent, demand payment in respect of any Receivable, and if Grantor shall at any time receive any payment in respect of any Receivable, Grantor will in each case give Bank prompt notice thereof, hold the amount so received in trust for the benefit of Bank, and promptly remit the same to Bank in the very form in which received but with all necessary endorsements and assignments to facilitate Bank's collection thereof.

         6.4 Authority of Account Debtors. Grantor irrevocably authorizes and directs each Account Debtor to honor any demand by Bank that all payments in respect of the Receivables thereafter be paid directly to Bank. In each such case the Account Debtor may continue directing all such payments to Bank until the Account Debtor shall have received written notice from Bank either that the Subject Debt has been paid in full or that Bank no longer claims a security interest in the Receivables. No Account Debtor shall have any responsibility to inquire into Bank's right to make any such demand or to follow Bank's disposition of any moneys paid to Bank by the Account Debtor.

         6.5 Deposits. All payments in respect in respect of the Receivables shall, at Bank's option, be deposited either to a checking account maintained by Grantor with Bank or to a cash collateral account which shall bear no interest, over which Bank shall have sole dominion and control, and from which only Bank may withdraw funds, whichever option Bank shall from time to time elect by giving Grantor written notice thereof. Bank shall have no responsibility to ascertain whether any such payment is the correct amount owing. Each such deposit shall be subject to Bank's general rules and regulations except to the extent, if any, inconsistent with this Agreement.

         6.6 Withdrawal and Application of Funds. Bank may from time to time withdraw funds from the cash collateral account at will. Bank shall be under no obligation to withdraw funds from the cash collateral account, except that upon each request of Grantor, Bank shall, if no Default then exists, withdraw all such funds that are then collected. All funds so withdrawn shall be applied to the payment of the Subject Debt with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable (except that so long as no Default exists, Bank shall not apply any such withdrawal to any Subject Debt that is not then due without first obtaining Grantor's consent). If any funds so withdrawn and applied are recovered from Bank by any trustee in bankruptcy or any other Person or are discovered not to have been collected and collection thereof is denied to Bank, Bank shall have the right to reverse any such application to the extent the funds are recovered from or not collected by Bank. Bank in its discretion may from time to time release to Grantor (or to Grantor's order) any or any of the funds then held in the cash collateral account, but no such release or releases shall commit Bank thereafter to make any further or other such releases.

         6.7 Vouchers, Receipts, and Indorsements. Bank shall have full power and authority to executed and deliver such vouchers and receipts in respect of the Receivables, such endorsements of checks, and such other writings in respect of the foregoing as Bank may from time to time deem advisable. In connection with the foregoing Bank shall have full power and authority to sign Grantor's signature to all such vouchers, receipts, endorsements, and other writings whenever Bank deems such action advisable.

         6.8 Verification of Receivables. Bank shall have the right, at any time and from time to time, to arrange for verification of Receivables directly with Account Debtors or by such other methods as Bank shall deem advisable.

     7. Maintenance and Defense of General Intangibles. Subject in each case to any security interest in favor of Bank and Bank's rights in respect thereof, and further subject to section 6 governing Receivables, Grantor will, until any Default shall have occurred and thereafter unless and until Bank shall have advised Grantor to the contrary, without expense to Bank, maintain enforce, and exercise Grantor's rights in all General Intangibles (except any which are of no material value) and defend and protect those intangibles against dilution, diminution in value, infringement, misappropriation, and unauthorized use.

     8. Effects of Default. Bank shall at all time times have all of the rights of secured party under the law of the jurisdiction in which Bank's banking office is located and, in addition, if any Default shall occur or commence to exist, then, and in each such case, the following provisions shall apply:

         8.1 Possession of Goods and Records. Bank shall have the right to take possession of all goods in which Bank has been granted a security interest pursuant to this Agreement, or such part of those goods as Bank may from time to time deem advisable, and Grantor will, on each demand of Bank, assemble and make available to Bank at such place or place as Bank may reasonable require such of those goods as Bank shall designate. Grantor will, on Bank's demand, deliver to Bank all of Grantor's books and records in respect of the Collateral.

         8.2 Enforcement of Rights. Bank shall have the right in its sole discretion to enforce payment of the Receivables by suit or otherwise, and to maintain and enforce rights in respect of any general Intangibles, but Bank shall have no duty to institute any suit or to take any other action or, having started any suit or the taking of any other action, to thereafter continue the same. In each case bank may proceed with counsel of Bank's choosing.

         8.3 Exercise of Rights. Bank shall have full power and right to exercise any and all rights in respect of the Collateral as if Bank were the sole beneficial owner thereof and may, without limitation, grant such waivers and consents to, and enter into such compromises with, the Account Debtors and other Persons, release (regardless of whether Bank receives any consideration therefor) any security for or any account Debtor or other Person liable on any Receivable, and grant the Account Debtors and other Persons such other indulgences as Bank in good faith may from time to time deem advisable.

         8.4. Disposition. Bank shall have the right to sell or otherwise dispose of the Collateral or any part thereof or any interest therein at any time or from time to time. Bank shall give Grantor not less than ten (10) days' prior notice of either the date after which any intended private sale is to be made or the time and place of any intended public sale, except that Bank need give no such notice in the case of Collateral which Bank in good faith determines to be declining speedily in value or which is customarily sold on a recognized market. Grantor waives advertisement of any such sale and (except only to the extent notice is specifically required by the next preceding sentence) waives notice of any kind in respect of such sale. At any public sale Bank may purchase the Collateral or any part thereof free from any right of redemption, which right Grantor hereby waives. After deducting any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in assembling, taking, repairing, storing, and selling or otherwise disposing of the Collateral or any part thereof or any interest therein, Bank shall have the right to


                                       3



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


apply the net proceeds of sale to the Subject Debt with such allocation to the respective parts thereon and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable, and Grantor shall be liable for any deficiency.

9. Power of Attorney. Grantor hereby irrevocably constitutes and appoints Bank, through its employees and agents, with full power of substitution, as Grantor's true and lawful attorney-in-fact, with full irrevocable power and authority in the place of Grantor and in the name of Grantor or in Bank's own name, for the purpose of carrying out the terms of this Agreement, to perform, at any time and from time to time, each agreement contained in this Agreement that is on Grantor's part to be complied with, and to take any and all actions and to execute and deliver any and all writings which may be necessary or desirable to give Bank the full benefit of this Agreement, in each case as Bank may from time to time deem advisable, Grantor hereby agreeing that Bank shall owe no duty whatever to Grantor to perform any such agreement, to take any such action, or to execute or deliver any such writing, or, having done so any one or more times, to thereafter continue doing so. Without limiting the generality of the foregoing, Grantor hereby revocably authorizes Bank, at any time and from time to time, to (a) fill in any blank space contained in this Agreement or any other Related Writing, (b) to correct patent errors, to complete and correct the description of Collateral, and to complete the date herein or therein, and (c) to sign on Grantor's behalf and file, at Grantor's expense and without Grantor's signature, such affidavits, assignments, financing statements, indorsements of specific items of Collateral, mortgages, powers of attorney, security agreements, and other writings as Bank may from time to time deem advisable for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, the security interest granted pursuant to this Agreement.

10. Unconditional and Continuing Security Interest. Grantor's obligations under this Agreement and the granting of a security interest to Bank pursuant to this Agreement and unconditional and effective immediately, and (except for obligations surviving indefinitely pursuant to section 16) those obligations and the security interest so granted shall continue in full effect until the Subject Debt shall have been paid in full and thereafter until Bank shall have delivered to Grantor (or such other Person or Persons who Bank determines in good faith to be entitled to the same) all Collateral (except any applied to the Subject Debt) in Bank's possession and until each assignment, financing statement, or other writing describing the Collateral or any part thereof and naming Bank (or its successor or assigns, if any) as assignee or secured party, as the case may be, shall have been released or terminated of record as to all of the Collateral therein described, regardless of the lapse of time, regardless of the fact that there may be a time or times when no Subject Debt is outstanding, regardless of any act, omission, or course of dealing whatever on Bank's part, and regardless of any other event, condition, or thing.

11. Grantor's Assent to Extensions, Releases, and Settlements. With respect to the Collateral, Grantor assents to any extension or postponement at the time of payment thereof or any other indulgence in connection therewith, to any exchange, release, replacement, or substitution of Collateral, to any addition or release of any Account Debtor, to any acceptance of any partial payment thereon and to any adjustment, compromise, or settlement in respect thereof, all in such manner and at such time or times as Bank shall deem advisable.

12. Bank's Duties Limited. Bank shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, beyond the safe custody of any Collateral in Bank's possession. Bank shall have no liability for its delivery of any property to any Person or Persons who Bank determines in good faith to be entitled to the same.

13. No Setoff. Grantor hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Grantor under or in connection with this Agreement or any Related Writing against any claim or right of Grantor against Bank.

14. Indemnity: Administration, Enforcement, and Termination; Interest. Grantor will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by Bank in administering this Agreement and in enforcing, exercising, or protecting its rights under this Agreement or under applicable law, or in attempting to do any of the foregoing. Grantor agrees that if and when Bank's security interest shall have terminated in accordance with the provisions of this Agreement, Grantor will, on Bank's demand from time to time, reimburse Bank for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by Bank in releasing or terminating each assignment, financing statement, or other writing signed pursuant to this Agreement or in notifying Account Debtors of any such release or termination. If any amount owning under this Agreement is not paid when due, then, and in each such case, Grantor shall pay, on Bank's demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

15. Waivers; Remedies; Application of Payments. Bank may from time to time in its discretion grant waivers and consents in respect of this Agreement or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank business set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Each right, power, or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Agreement, and Grantor hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply proceeds and payments in respect of the Subject Debt with such allocation to the respective parts thereof and the respective due dates thereof as Bank its sole discretion may from time to time deem advisable.

16. Other Provisions. The provisions of this Agreement shall bind Grantor and Grantor's executors, heirs, successors, and assigns and benefit Bank and its successors and assigns. Except for Grantor and Bank and their respective successors and assigns, there are no intended beneficiaries of this agreement, provided, that Bank shall have the right, in its discretion, to designate, at any time and from time to time, one or more Account Debtors as ended beneficiaries of subsection 6.4. The provisions of sections 11 through 19, both inclusive, shall survive the payment in full of the Subject Debt to termination of the security interest granted pursuant to this Agreement. The several captions to different sections and subsections of this agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point), except where the context clearly does not so permit. If any provision in this Agreement shall be or become illegal or unenforceable in any case, then that provision shall be deemed defined in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in the case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. Interest for any end period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if is permitted by law. Bank shall have the right to furnish to its Affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Grantor, the amount of the Bank Debt of Grantor, and the terms, conditions, and other provisions applicable to the respective parts thereof. This Agreement shall be governed by the law (excluding conflict of laws ???s) of the jurisdiction in which Bank's banking office is located.

17. Integration. This Agreement and, to the extent consistent with this Agreement, the other Related Writings, set forth the entire agreement of Grantor and Bank as to its subject matter, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Agreement.

18. Notices and Other Communications. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Grantor whenever Bank shall have mailed a writing to that effect by certified or registered mail to Grantor at Grantor's mailing address (or any other address of which Grantor shall have given Bank notice after the execution and delivery of this Agreement); however, no other method of giving final notice to Grantor is hereby precluded. Each communication to be given to Bank shall be in writing and shall be given to Bank's Corporate Banking Department at Bank's banking office (or any other address of which Bank shall have given notice to Grantor after the execution and delivery this Agreement). Grantor hereby assumes all risk arising out of or in connection with each communication given or attempted by Grantor in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

19. Jurisdiction and Venue; Waiver of Jury Trial. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Agreement or any other Related Writing, the administration, enforcement, or negotiation of this Agreement or any other Related Writing, or the performance of any obligation in respect of this Agreement or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an 'Action') may be brought in any federal or state court located in the city in which Bank's banking office is located. Grantor hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Grantor may now or hereafter have to the venue of any such Action brought in any such court. Grantor HEREBY, AND EACH HOLDER OF THE Subject Debt OR ANY PART THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY Action.

                                          Grantor: Paravant Computer Systems Inc

                                          ______________________________________

                                          By: RICHARD P. MCNEIGHT
                                              ___________________

                                          Printed Name: Richard P. McNeight
                                                        ___________________

                                          Title: President

(complete only if required)               And  By   KEVIN J. BARTCZAK
                                                    ___________________

                                          Printed Name: Kevin J. Bartczak
                                                        _________________

                                          Title: Chief Financial Officer